DSI209                                                          ADOPTED 10/5/94


                          DOMINI SOCIAL INDEX PORTFOLIO

                                     BY-LAWS

               These By-Laws are made and adopted pursuant to Section 2.7 of the

Declaration of Trust establishing the DOMINI SOCIAL INDEX PORTFOLIO,  dated June

7, 1989, as from time to time amended  (hereinafter  called the  "Declaration").

All words and terms  capitalized  in these  By-Laws  shall  have the  meaning or meanings set forth for such words or terms in the Declaration.


                                    ARTICLE I

                                HOLDERS MEETINGS

         Section  1.1.  CHAIRMAN.  The  President  shall act as  chairman at all meetings of the Holders and, in his absence,  the Trustee or Trustees present at each meeting may elect a temporary  chairman for the meeting,  who may be one of themselves.

               Section 1.2. PROXIES;  VOTING.  Holders may vote either in person or by  duly  executed  proxy  and  each  Holder  shall  be  entitled  to a  vote proportionate to his Interest in the Trust, all as provided in Article IX of the

Declaration.  No proxy shall be valid after  eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

               Section 1.3. FIXING RECORD DATES.  For the purpose of determining the  Holders  who are  entitled  to  notice  of or to vote or act at a  meeting,

including any  adjournment  thereof,  or who are entitled to  participate in any distributions,  or for any other proper  purpose,  the Trustees may from time to time fix a record date in the manner provided in Section 9.3 of the Declaration.

If the  Trustees do not,  prior to any meeting of the  Holders,  so fix a record date, then the date of mailing notice of the meeting shall be the record date.


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               Section 1.4. INSPECTORS OF ELECTION. In advance of any meeting of the  Holders,  the  Trustees  may appoint  Inspectors  of Election to act at the meeting  or any  adjournment  thereof.  If  Inspectors  of  Election  are not so appointed,  the chairman,  if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall,  appoint Inspectors of Election of the meeting.  The number of Inspectors shall be either one or three. If appointed at the  meeting  on the  request  of one or more  Holders  or  proxies,  a Majority

Interests  Vote  shall  determine  whether  one or  three  Inspectors  are to be appointed,  but failure to allow such  determination  by the  Holders  shall not affect the validity of the  appointment  of Inspectors of Election.  In case any person  appointed as  Inspector  fails to appear or fails or refuses to act, the vacancy  may be filled by  appointment  made by the  Trustees  in advance of the convening of the meeting or at the meeting by the person acting as chairman. The

Inspectors  of Election  shall  determine the  Interests  owned by Holders,  the

Interests   represented  at  the  meeting,   the  existence  of  a  quorum,  the

authenticity,  validity and effect of proxies,  shall receive votes,  ballots or consents,  shall hear and  determine  all  challenges  and  questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents,  determine the results,  and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three or more Inspectors of Election,  the decision,  act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the  chairman,  if any, of the  meeting,  or of any Holder or his proxy,  the

Inspectors  of  Election  shall  make a report in writing  of any  challenge  or question or matter  determined by them and shall  execute a  certificate  of any facts found by them.


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               Section 1.5. RECORDS AT HOLDER  MEETINGS.  At each meeting of the

Holders  there shall be open for  inspection  the  minutes of the last  previous meeting  of  Holders  of the  Trust  and a list  of the  Holders  of the  Trust,

certified  to be true and correct by the  Secretary or other proper agent of the

Trust, as of the record date of the meeting.  Such list of Holders shall contain the name of each Holder in  alphabetical  order and the  address  and  Interests owned by such Holder.  Holders shall have the right to inspect books and records of the Trust during normal business hours and for any purpose not harmful to the

Trust.


                                   ARTICLE II

                                    TRUSTEES

               Section 2.1. ANNUAL AND REGULAR MEETINGS. The Trustees shall hold an annual  meeting for the  election of officers  and the  transaction  of other business  which may come before such meeting.  Regular  meetings of the Trustees may be held  without  call or  notice at such  place or places  and times as the

Trustees may by resolution provide from time to time.

               Section 2.2. SPECIAL  MEETINGS.  Special Meetings of the Trustees

shall  be held  upon  the  call of the  chairman,  if any,  the  President,  the

Secretary or any two Trustees,  at such time, on such day and at such place,  as shall be designated in the notice of the meeting.

               Section 2.3.  NOTICE.  Notice of a meeting shall be given by mail or by telegram  (which term shall include a cablegram) or delivered  personally.

If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by  telegram,  telecopier  or  personally,  such notice shall be sent or delivery  made not later than 24 hours  preceding  the meeting.

Notice by telephone  shall  constitute  personal  delivery  for these  purposes.


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Notice of a meeting of  Trustees  may be waived  before or after any  meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees  need be stated in the notice or waiver of notice of such meeting,  and no notice need be given of action proposed to be taken by  written  consent.  The  attendance  of a Trustee  at a  meeting  shall constitute a waiver of notice of such meeting  except where a Trustee  attends a meeting  for the  express  purpose of  objecting,  at the  commencement  of such meeting,  to the  transaction of any business on the ground that the meeting has not been lawfully called or convened.

               Section 2.4. CHAIRMAN;  RECORDS. The Chairman,  if any, shall act as chairman at all meetings of the Trustees;  in his absence the President shall act as  chairman;  and,  in the  absence  of the  Chairman  of the Board and the

President,  the  Trustees  present  shall  elect  one of their  number to act as temporary  chairman.  The  results  of all  actions  taken at a  meeting  of the

Trustees,  or by  written  consent of the  Trustees,  shall be  recorded  by the

Secretary.

               Section 2.5. ATTENDANCE BY TRUSTEES.  A trustee who fails, during any fiscal  year of the  Trust,  to attend at least 75% of the  meetings  of the

Board,  or who fails to attend at least 75% of the meetings of each Committee of the Board of which such Trustee is a member,  unless such failure was the result of an illness or incapacity  which, as determined by the Board, is not likely to materially  interfere with the future performance of the duties of such Trustee,

shall be subject to removal  for cause by vote of  two-thirds  of the  remaining

Trustees. The foregoing shall not be construed to limit in any way the authority of the Board with respect to removal of Trustees.


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                                   ARTICLE III

                                    OFFICERS

               Section  3.1.  OFFICERS OF THE TRUST.  The  officers of the Trust shall consist of a Chairman, if any, a President,  a Secretary,  a Treasurer and

such other officers or assistant officers,  including Vice Presidents, as may be elected by the Trustees.  Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The

Trustees may designate a Vice  President as an Executive  Vice President and may

designate the order in which the other Vice Presidents may act. The Chairman and the  President  shall be a Trustee,  but no other officer of the Trust need be a

Trustee.

               Section  3.2.  ELECTION AND TENURE.  At the initial  organization meeting and  thereafter  at each annual  meeting of the  Trustees,  the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees  shall deem  necessary or appropriate in order to carry out the business of the Trust.  Such  officers  shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

               Section 3.3.  REMOVAL OF OFFICERS.  Any officer may be removed at any time, with or without cause,  by action of a majority of the Trustees.  This provision  shall not  prevent  the  making of a  contract  of  employment  for a definite term with any officer and shall have no effect upon any cause of action which any  officer  may have as a result of removal  in breach of a contract  of employment.  Any officer  may resign at any time by notice in writing  signed by such officer and  delivered or mailed to the  Chairman,  if any,  President,  or


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Secretary,  and such resignation  shall take effect  immediately,  or at a later date according to the terms of such notice in writing.

               Section 3.4. BONDS AND SURETY. Any officer may be required by the

Trustees to be bonded for the faithful  performance of his duties in such amount and with such sureties as the Trustees may determine.

               Section  3.5.  CHAIRMAN,   PRESIDENT  AND  VICE  PRESIDENTS.  The

Chairman, if any, shall, if present,  preside at all meetings of the Holders and of the Trustees  and shall  exercise and perform such other powers and duties as may be from  time to  time  assigned  to him by the  Trustees.  Subject  to such supervisory  powers, if any, as may be given by the Trustee to the Chairman,  if any, President shall be the chief executive officer of the Trust and, subject to the control of the  Trustees,  shall have  general  supervision,  direction  and control of the  business of the Trust and of its  employees  and shall  exercise such  general  powers of  management  as are  usually  vested  in the  office of

President  of a  corporation.  In the  absence  of the  Chairman,  if  any,  the

President  shall  preside at all  meetings of the Holders and, in the absence of the Chairman of the Board,  the  President  shall preside at all meetings of the

Trustees.  The  President  shall  be,  ex  officio,  a  member  of all  standing committees.  Subject to direction of the Trustees,  the President shall have the power,  in the name and on  behalf of the  Trust,  to  execute  any and all loan documents,  contracts,  agreements,  deeds, mortgages,  and other instruments in writing,  and to employ and discharge  employees and agents of the Trust. Unless otherwise directed by the Trustees,  the President shall have full authority and power,  on behalf of all of the  Trustees,  to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly


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authorizing  such  persons.   The  President shall have such further authorities

and  duties  as  the  Trustees  shall  from  time  to  time  determine.   In the

absence or disability of the  President,  the Vice  Presidents in order of their rank or the Vice President designated by the Trustees,  shall perform all of the duties of  President,  and when so acting  shall  have all the  powers of and be subject to all of the restrictions upon the President.  Subject to the direction of the President,  each Vice  President  shall have the power in the name and on behalf  of  the  Trust  to  execute  any  and  all  loan  documents,  contracts,

agreements, deeds, mortgages and other instruments in writing, and, in addition,

shall have such other duties and powers as shall be designated from tame to time by the Trustees or by the President.

               Section 3.6.  SECRETARY.  The Secretary shall keep the minutes of all meetings of, and record all votes of,  Holders,  Trustees and the  Executive

Committee,  if any. He shall be custodian of the seal of the Trust,  if any, and he (and any other person so authorized by the Trustees) shall affix the seal or,

if permitted, a facsimile thereof, to any instrument executed by the Trust which would  be  sealed  by a New York  corporation  executing  the same or a  similar instrument  and shall  attest the seal and the  signature or  signatures  of the officer or  officers  executing  such  instrument  on behalf of the  Trust.  The

Secretary shall also perform any other duties  commonly  incident to such office in a New York  corporation,  and shall have such other authorities and duties as the Trustees shall from time to time determine.

               Section  3.7.  TREASURER.  Except as  otherwise  directed  by the

Trustees, the Treasurer shall have the general supervision of the monies, funds,

securities,  notes  receivable  and other  valuable  papers and documents of the

Trust,  and shall have and exercise under the supervision of the Trustees and of


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the  President  all powers and duties  normally  incident to his office.  He may endorse  for  deposit  or  collection  all notes,  checks and other  instruments payable to the Trust or to its order. He shall deposit all funds of the Trust as may be ordered by the Trustees or the President.  He shall keep accurate account of the books of the  Trust's  transactions  which  shall be the  property of the

Trust,  and  which  together  with  all  other  property  of  the  Trust  in his possession,  shall be subject at all times to the  inspection and control of the

Trustees.  Unless the Trustees shall otherwise determine, the Treasurer shall be the  principal  accounting  officer of the Trust and shall also be the principal financial  officer of the Trust. He shall have such other duties and authorities as the Trustees shall from time to time determine.  Notwithstanding  anything to

the  contrary  herein  contained,   the  Trustees  may  authorize  any  adviser,

administrator  or manager to maintain  bank  accounts  and deposit and  disburse funds on behalf of the Trust.

               Section 3.8.  OTHER  OFFICERS AND DUTIES.  The Trustees may elect such  other  officers  and  assistant  officers  as they shall from time to time determine  to be  necessary or desirable in order to conduct the business of the

Trust. Assistant officers shall act generally in the absence of the officer whom they  assist and shall  assist that  officer in the duties of his  office.  Each officer,  employee  and agent of the Trust  shall  have such  other  duties  and authority  as may be  conferred  upon him by the Trustees or delegated to him by the President.


                                   ARTICLE IV

                                  MISCELLANEOUS

               Section 4.1. DEPOSITORIES.  In accordance with Section 7.1 of the

Declaration,  the funds of the Trust shall be deposited in such  depositories as the Trustees shall  designate and shall be drawn out on checks,  drafts or other


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orders signed by such officer, officers, agent or agents (including any adviser,

administrator or manager), as the Trustees may from time to time authorize.

               Section 4.2.  SIGNATURES.  All  contracts  and other  instruments shall be executed  on behalf of the Trust by such  officer,  officers,  agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

               Section 4.3. SEAL. The seal of the Trust,  if any, may be affixed to any document, and the seal and its attestation may be lithographed,  engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a New York corporation.

               Section  4.4.   INDEMNIFICATION.   Insofar  as  the   conditional

advancing of  indemnification  monies under  Section 5.3 of the  Declaration  of

Trust  for  actions  based  upon  the  Investment  Company  Act of  1940  may be concerned, such payments will be made only on the following conditions:  (i) the advances must be limited to amounts used, or to be used, for the  preparation or presentation  of a defense to the action,  including  costs  connected  with the preparation  of a  settlement;  (ii) advances may be made only upon receipt of a written  promise by, or on behalf of, the  recipient to repay that amount of the advance which exceeds that amount to which it is ultimately  determined  that he is entitled to receive  from the Trust by reason of  indemnification;  and (iii)

(a) such promise must be secured by a surety bond,  other suitable  insurance or an equivalent form of security which assures that any repayments may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance,  or (b) a majority of a quorum of the Trust's  disinterested,  non-party  Trustees,  or an independent legal  counsel


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in   a   written  opinion,   shall   determine,   based   upon   a   review   of

readily  available facts,  that the recipient of the advance  ultimately will be found entitled to indemnification.


                                    ARTICLE V

                        NON-TRANSFERABILITY OF INTERESTS

               Section 5.1.  NON-TRANSFERABILITY  OF INTERESTS.  Interests shall not be  transferable.  Except as  otherwise  provided by law, the Trust shall be entitled to recognize  the exclusive  right of a person in whose name  Interests stand on the record of Holders as the owner of such  Interests for all purposes,

including, without limitation, the rights to receive distributions,  and to vote as such owner,  and the Trust shall not be bound to recognize  any  equitable or legal  claim to or  interest  in any  such  Interests  on the part of any  other person.

               Section 5.2.  REGULATIONS.  The Trustees may make such additional rules and  regulations,  not inconsistent  with these By-Laws,  as they may deem expedient concerning the sale and purchase of Interests of the Trust.

               Section 5.3.  DISTRIBUTION  DISBURSING  AGENTS AND THE LIKE.  The

Trustees  shall  have the  power to  employ  and  compensate  such  distribution

disbursing   agents,   warrant  agents  and  agents  for  the   reinvestment  of

distributions  as they shall deem  necessary  or  desirable.  Any of such agents shall  have  such  power and  authority  as is  delegated  to any of them by the

Trustee.


                                   ARTICLE VI

                              AMENDMENT OF BY-LAWS

               Section 6.1. AMENDMENT AND REPEAL OF BY-LAWS.  In accordance with

Section  2.7 of the  Declaration,  the  Trustees  shall have the power to alter,

amend


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or  repeal   the   By-Laws  or  adopt  new  By-Laws  at any time.  Action by the

Trustees with respect to the By-Laws shall be taken by an affirmative  vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

               The  Declaration  establishing  the Domini Social Index Portfolio provides  that the name Domini  Social  Index  Portfolio  refers to the Trustees under the  Declaration  collectively  as  Trustees,  but not as  individuals  or personally;  and no Trustee,  officer,  employee  or agent of the Domini  Social

Index Portfolio shall be held to any personal liability, nor shall resort be had to their private  property for the  satisfaction  of any  obligation or claim or otherwise in connection with the affairs of said Domini Social Index Portfolio.

DSI209


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